Exhibit 10.150

8/13/07

DISCLOSURE SCHEDULE

TO

ASSET PURCHASE AGREEMENT

DATED AS OF AUGUST 20, 2007

Among

CORD PARTNERS, INC.

AND

CORD BLOOD AMERICA, INC.

AND

CURESOURCE, INC.

This is the Disclosure Schedule referenced in the Asset Purchase Agreement dated as of August 20, 2007, by, between and among the above-listed entities (the “Agreement”).  This Disclosure Schedule is subject to the following terms:

1.

Capitalized words and phrases used herein have the meanings given to them in the Agreement unless otherwise defined herein.  The captions contained herein are for convenience of reference only and shall not in any way affect the meaning or interpretation of the information contained herein or in the Agreement.

2.

This Disclosure Schedule is arranged in Sections bearing numbers and captions that correspond to the applicable Sections contained in the Agreement.  Any item or other matter disclosed in a Section of this Disclosure Schedule will be deemed to have been disclosed in all other applicable Sections to the extent that the other applicable Section or Sections contains a cross reference to the particular item or matter.

3.

No reference to or disclosure of any item or other matter herein shall create any implication that such item or matter meets any standard of materiality or is required to be referenced or disclosed herein or in the Agreement.

4.

Any item or other matter disclosed in any document (i) attached hereto, or to any certificate which in fact has been delivered to the Purchaser or Cord Blood America, Inc. (“CBA”), or (ii) specifically identified herein and which in fact has been delivered to the Purchaser or CBA, shall be deemed to have been disclosed for the purposes hereof and of the Agreement.

2.5 (a)

Title to Assets.  Seller has not paid its 2006 Federal Income Taxes in the amount of approximately $6,250 which may result in a Federal tax lien.

2.9

Contracts.  To the extent consent may be required, Seller has not obtained the approval of PharmaStem to the transactions contemplated in the Agreement.

2.12

Governmental Authorization.  Seller is registered with the Food and Drug Administration.  Purchaser will be required to file a change on Form FDA 3356 to change the physical location and the requisite mailing address.

2.16

Proceedings; Orders.  To the extent it may be required, Seller has not obtained the consent of PharmaStem to the transactions contemplated in the Agreement.